Standards of Conduct

In addition to any other contractual obligations between Sequent Energy Management LLC (“Sequent”) and Atlanta Gas Light Company (“AGLC”), the companies agree that the following Standards of Conduct will govern their business relationship:

Sequent

·

Sequent shall not engage in transactions which would meet the definition of marketer as defined in O.C.G.A. § 46-4-159 (a)(3).  More specifically, Sequent shall not engage in selling gas:

A.

To retail customers connected to the facilities of AGLC; or

B.

To other marketers for resale to such customers; provided, however, that a sale beyond AGLC’s system to other marketers for resale when the transportation capacity for the distribution of the gas to AGLC’s system is obtained from a person or entity which is not an affiliate of AGLC, is not prohibited.

Otherwise, Sequent will comply with the Standards of Conduct set forth in O.C.G.A. § 46-4-159 as if it were a marketer. (See Exhibit A attached hereto.)

·

In the event that Sequent should need information to perform its asset management and optimization services that AGLC deems proprietary, AGLC may request a signed confidentiality agreement from those Sequent employees who will have access to this data before supplying it.

·

Neither Sequent, nor its employees, shall use confidential information provided by AGLC to facilitate the provision by Sequent of asset management and optimization services to AGLC or in advising AGLC regarding capacity planning, in a manner inconsistent with the standards of conduct applicable to AGLC set forth in O.C.G.A. § 46-4-159.  (See Exhibit A attached hereto.)

·

Employees of Sequent shall have restricted access to the GOS system in order to carry out its asset management and optimization services for AGLC; provided, however, that employees of Sequent shall not have access to individual marketer data.

·

Employees of Sequent shall not have access to the Gas Control Center without express permission from AGLC.

·

Sequent, in providing asset management and optimization services to AGLC, shall not act in any manner which would give any marketer or its customers preference over any other marketer or similarly situated customers in matters relating to the movement or delivery of gas on AGLC’s system or the administration of contracts, including scheduling, nomination, balancing, storage, stand-by service, and curtailment policy.

·

Sequent, in providing asset management and optimization services to AGLC, shall not act in any manner to give preference to any marketer in the scheduling or allocation of capacity at a citygate station.

·

Sequent, in providing asset management and optimization services to AGLC, shall not act in any manner to give any marketer any form of preference over any other marketer in matters relating to allocation, assignment, release, or other transfer of AGLC’s capacity rights on interstate pipeline systems or in the sale of gas.

·

Sequent, in providing asset management and optimization services to AGLC, shall not knowingly disclose to any marketer any confidential information received from AGLC which was obtained by AGLC in connection with providing distribution or related services to any other marketer or customer, a potential marketer or customer, any agent of such customer or potential marketer or a marketer.

·

Employees of Sequent directly involved in providing asset management and optimization services to AGLC shall not be shared with, shall be physically separated from, and must function independently of a marketer which is an affiliate of the Company.

Atlanta Gas Light Company

·

Employees of AGLC shall not act in any manner to violate the Standards of Conduct set forth in O.C.G.A. § 46-4-159 and AGLC’s procedures for compliance with said Standards.  (See Exhibits A and B attached hereto.)

·

AGLC shall not provide Sequent confidential information except to the extent necessary for Sequent to perform its asset management and optimization services and its advisory functions regarding capacity planning.  In such cases, AGLC shall require that employees of Sequent execute confidentiality agreements with AGLC.

Agreed to this _____ day of July, 2001.

/s/ Susan A. McLaughlin

/s/ Richard J. Duszynski

Susan A. McLaughlin

Richard J. Duszynski

Executive VP and COO -

President and CEO –

AGL Resources Inc.

Sequent Energy Management LLC

               EXHIBIT  A

O.C.G.A. § 46-4-159    Standards of Conduct

(a) As used in this Code section and notwithstanding any other provision of this article, the term:

(1) “Control” includes without limitation the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct or cause the direction of the management or policies of a person. A voting interest of 10 percent or more creates a rebuttable presumption of control. The term control includes the terms controlling, controlled by, and under control with.

(2) “Electing distribution company” includes any agent of or consultant to the electing distribution company.

(3)  “Marketer” means any person who engages in selling gas:

(A) To retail customers connected to the facilities of an electing distribution company; or

(B) To other marketers for resale to such customers; provided, however, that the term marketer shall not mean a person who only makes sales beyond the electing distribution company’s system to other marketers for resale when the transportation capacity for the distribution of the gas to the electing distribution company’s system is obtained from a person or entity which is not an affiliate of the electing distribution company.

(b)   An electing distribution company must conduct its business to conform to the following standards, which are intended to prevent any advantage or disadvantage accruing to a marketer, including a marketer which is an affiliate of the electing distribution company, in relation to other marketers and their customers and which standards shall be applied to accomplish this intent:

(1)   An electing distribution company must apply the terms and conditions of its tariff and other tariff provisions related to the distribution of gas in the same manner to all marketers and to all customers without respect to their supplier;

(2)   An electing distribution company must process all similar requests for service in the same manner to all marketers in a reasonably similar time period;

(3)   An electing distribution company may not, through tariff or otherwise, give any marketer or its customers preference over any other marketer or similarly situated customers in matters relating to the movement or delivery of gas on its distribution facilities or the administration of contracts, including scheduling, nomination, balancing, metering, storage, standby service, curtailment policy, and billing and invoice questions and disputes;

(4)   An electing distribution company shall apply the same tariff provisions relating to discounts, rebates, fee waivers, or penalty waivers to all similarly situated customers without respect to their marketer.  Any discretionary right under a tariff provision shall be applied by the electing distribution company impartially to all similarly situated customers without respect to their marketer.  Where not subject to tariff provisions, an electing distribution company must contemporaneously offer the same discounts, rebates, fee waivers, or penalty waivers to all similarly situated customers without respect to their marketer and effectuate such contemporaneous offers by making an appropriate posting on the general alert screen of its electronic bulletin board;

(5)   An electing distribution company must not give preference to any marketer in the scheduling or allocation of capacity at a city gate station;

(6)   An electing distribution company must not directly or indirectly give any marketer any form of preference over any other marketer in matters relating to allocation, assignment, release, or other transfer of the electing distribution company’s capacity rights on interstate pipeline systems or in the sale of gas;

(7)   Neither the electing distribution company nor any marketer which is an affiliate of the company nor any other marketer may represent that any advantage accrues to customers or others in the use of electing distribution company services as a result of that customer or others dealing with the marketer.  Also, joint promotions between the electing distribution company and any marketer, such as inclusion of fliers for the marketer in utility bills, are prohibited unless such promotions are offered to all other marketers under the same terms and conditions;

(8)   The electing distribution company must not preferentially provide sales leads to any marketer and must refrain from giving any appearance that the electing distribution company speaks on behalf of a marketer that is an affiliate of the company.  If a customer requests information about marketers, to the extent the electing distribution company responds to the request, the electing distribution  company should provide a list of all marketers on its system but shall not express any preferential recommendation for a marketer that is an affiliate of the company or for any other marketer;

(9)   Joint solicitation calls on end users by personnel of the electing distribution company and any marketer are forbidden; however, joint meetings will be schedules at a mutually agreeable time and location if specifically requested in writing by the customer;

(10)   An electing distribution company must contemporaneously disclose information provided to any marketer related to the marketing or sale of natural gas to customers or identified potential customers or related to the delivery of natural gas to or on its system to all marketers on the system.  The electing distribution company’s disclosure of such information must be effectuated by posting the information on the general alert screen of its electronic bulletin board.  However, an electing distribution company may, when requested in writing to do so by a customer  of a marketer,  disclose confidential information relating to the customer only to said marketer.  Notwithstanding any other provisions of this paragraph, an electing distribution company may respond to general inquiries from marketers, customers, identified potential customers, or other third parties regarding general information including the company’s terms and conditions, tariff provisions, location and description of facilities, or other similar information as required in the normal course of business by responding only to the requesting party;

(11)   An electing distribution company may not knowingly disclose to any marketer any confidential information obtained in connection with providing distribution or related services to any other marketer or customer, a potential marketer or customer, any agent of such customer or potential marketer, or a marketer;

(12)   Employees of the electing distribution company having direct responsibility for the day-to-day operations of the electing distribution company’s operations, including without limitation employees involved in:

(A)  Receiving distribution service requests or sales requests from retail customers;

(B)  Scheduling gas deliveries on the electing distribution company’s system;

(C)  Making gas scheduling or allocation decisions;

(D)  Purchasing gas or capacity; or

(E)  Selling gas to retail customers

shall not be shared with, shall be physically separated from, and must function independently of a marketer which is an affiliate of the company;

(13)   An electing distribution company must file with the commission procedures that will enable marketers and the commission to determine how the electing distribution company is complying with the standards set forth in this Code section; and

(14)   An electing distribution company must maintain its books of account and records separately from those of a marketer which is an affiliate of the company.

EXHIBIT  B

COMPLIANCE PROCEDURES

Section 46-4-159(b) of the Code requires an electing distribution company to file with the Commission the procedures that the company will implement to enable marketers and the Commission to determine how the company is complying with the standards set forth in Section 46-4-159(b).  The procedures that the Company will implement for each of the standards are stated below.  In addition to the procedures for each standard, the Company will prepare Conduct Standards Guidelines (Guidelines) for distribution to the employees (Covered Employees) of the Company and its affiliated marketer(s) whose responsibilities include areas addressed by the standards.  The Company will provide copies to the Commission, and, upon written request, to any interested person.  The Guidelines will explain the standards and their purpose, as well as prohibited conduct and required conduct.   The training of newly hired Covered Employees will include instruction on the contents of the Guidelines, and the importance of adhering to the Section 46-4-159(b) standards.  The Company will hold periodic seminars for Covered Employees to review the Guidelines and the standards.  The Company will update the Guidelines as necessary to reflect changes in the marketplace.

1.

Section 46-4-159(b)(1), Application of Tariffs:

The Guidelines will instruct employees to apply the terms and conditions of the Company’s tariff and other tariff provisions related to the distribution of gas in the same manner to all marketers and to all customers without respect to their supplier.  Employees also will be instructed not to seek the identity of a customer’s or marketer’s supplier unless the information is necessary to respond to the request for service.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(1) and the Company will respond to the complaint within ten days.

2.

Section 46-4-159(b)(2), Processing Requests:

The Guidelines will instruct employees to process all similar requests for service in the same manner to all marketers in a reasonable similar time period. The Company promptly will provide the Commission with a copy of any complaint alleging that the Company has not complied with Section 46-4-159(b)(1) and the Company will respond to the complaint within ten days.

3.

Section 46-4-159(b)(3), Preferential Treatment Of Customers And Marketers:

The Guidelines will instruct employees to not give any marketer or its customers preference over any other marketer or similarly situated customers in matters relating to the movement or delivery of gas on the Company’s distribution facilities or the administration of contracts, including scheduling, nomination, balancing, metering, storage, standby service, curtailment policy, and billing and invoice questions and disputes.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(3) and the Company will respond to the complaint within ten days.

4.

Section 46-159(b)(4), Discounts, Rebates, Fee Waivers, and Penalty Waivers:

The Guidelines will instruct Covered Employees that the Company shall apply the same tariff provisions relating to discounts, rebates, fee waivers, or penalty waivers to all similarly situated customers without respect to their marketer.  Any discretionary right under a tariff provision shall be applied by the Company impartially to all similarly situated customers without respect to their marketer.  Where not subject to tariff provisions, the Company will contemporaneously offer the same discounts, rebates, fee waivers, or penalty waivers to all similarly situated customers without respect to their marketer and effectuate such contemporaneous offers by making an appropriate posting on the general alert screen of its electronic bulletin board.  Records shall be maintained for discounts, rebates, fee waivers and penalty waivers for a period of at least one year.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(4) and the Company will respond to the complaint within ten days.

5.

Section 46-4-159(b)(5), No Preference At City Gates:

The Guidelines will instruct Covered Employees that the Company must not give preference to any marketer in the scheduling or allocation of capacity at a city gate station.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(5) and the Company will respond to the complaint within ten days.

6.

Section 46-4-159(b)(6), Allocation, Assignment, Release, Or Other Transfer of Upstream Capacity Rights Or Sale of Gas:

The Guidelines will instruct Covered Employees that neither the Company must not directly or indirectly give any marketer any form of preference over any other marketer in matters relating to allocation, assignment, release, or other transfer of the Company’s capacity rights on interstate pipeline systems or in the sale of gas.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(6), and the Company will respond to the complaint within ten days.

7.

Section 46-4-159(b)(7), Promotional Activities:

The Guidelines will instruct Covered Employees that neither the Company nor any marketer may represent that any advantage accrues to customers or others in the use of the Company’s services as a result of that customer or others dealing with the marketer.  Also, joint promotions between the Company and any marketer, such as inclusion of fliers for the marketer in utility bills, are prohibited unless such promotions are offered to all other marketers under the same terms and conditions.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(7) and the Company will respond to the complaint within ten days.

8.

Section 46-4-159(b)(8), Sales Leads:

The Guidelines will instruct Covered Employees that the Company must not preferentially provide sales lead to any marketer and must refrain from giving any appearance that the Company speaks on behalf of a marketer that is an affiliate of the company.  If a customer requests information about marketers, to the extent the Company responds to the request, the Company shall provide a list of all marketers on its system but shall not express any preferential recommendation for a marketer that is an affiliate of the Company or for any other marketer.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(8), and the Company will respond to the complaint within ten days.

9.

Section 46-4-159(b)(9), Joint Solicitations:

The Guidelines will instruct Covered Employees that joint solicitation calls on end users by personnel of the Company and any marketer are forbidden; however, joint meetings will be scheduled at a mutually agreeable time and location if specifically requested in writing by the customer.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(9), and the Company will respond to the complaint within ten days.

10.

Section 46-4-159(b)(10), Disclosure of Information:

The Guidelines will instruct Covered Employees that the Company must contemporaneously disclose information provided to any marketer related to the marketing or sale of natural gas to customers or identified potential customers or related to the delivery of natural gas to or on its system to all marketers on the system.  The Company’s disclosure of such information must be effectuated by posting the information on the general alert screen of its electronic bulletin board.  However, the Company may disclose, when requested in writing to do so by a customer of a marketer, confidential information relating to the customer only to said marketer.  The Guidelines will provide, however, that the Company may respond to general inquiries from marketers, customers, identified potential customers, or other third parties regarding general information including the Company’s terms and conditions, tariff provisions, location and description of facilities, or other similar information as required in the normal course of business by responding only to the requesting party.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(10), and the Company will respond to the complaint within ten days.

11.

Section 46-4-159(b)(11), Confidential Information:

The Guidelines will instruct Covered Employees that the Company may not knowingly disclose to any marketer any confidential information obtained in connection with providing distribution or related services to any other marketer or customer, a potential marketer or customer, any agent of such customer or potential marketer, or a marketer.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(11), and the Company will respond to the complaint within ten days.

12.

Section 46-4-159(b)(12), Separation Of Business Activities Of The Company And Affiliated Marketers:

The Guidelines will instruct Covered Employees of the Company having direct responsibility for the day-to-day operations of the Company’s operations, including without limitation employees involved in:

(A)  Receiving distribution service requests or sales requests from retail customers;

(B)  Scheduling gas deliveries on the Company’s system;

(C)  Making gas scheduling or allocation decisions;

(D)  Purchasing gas or capacity; or

(E)  Selling gas to retail customers

are not shared with, have been physically separated from, and function independently of marketers which are affiliates of the Company; such separation and independence shall be maintained.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(12), and the Company will respond to the complaint within ten days.

13.

Section 46-4-159(b)(13), Separation in Maintaining Books of Account and Records:

The Company maintains its books of account and records separately from those of marketers which are affiliates of the Company.  The Company promptly will provide the Commission with a copy of any written complaint alleging that the Company has not complied with Section 46-4-159(b)(14), and the Company will respond to the complaint within ten days.